Exhibit 10.14

Type:	Non-Statutory Stock Option
Name:	[•]
Number of Shares of Stock subject to Option:	[•]
Price Per Share:	$[•]
Date of Grant:	[•]

RXI PHARMACEUTICALS CORPORATION

2012 LONG TERM INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

This agreement (the “Agreement”) evidences a stock option granted by RXi Pharmaceuticals Corporation (the “Company”) to the undersigned (the “Optionee”), pursuant to and subject to the terms of the RXi Pharmaceuticals Corporation 2012 Long Term Incentive Plan (the “Plan”), which is incorporated herein by reference.

1. Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan (including, without limitation, the exercise provisions in Section 6(b)(3) of the Plan), the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by the Company and its Affiliates.

2. Vesting.

(a) Generally. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, relinquished, forfeited or expired, the Stock Option will vest in accordance with the terms of Schedule A attached hereto.

(b) Termination of Employment. Automatically and immediately upon the cessation of Employment, the Stock Option, to the extent not already vested, will be immediately forfeited.

(c) Covered Transaction. In the event of a Covered Transaction, as such term is defined in the Plan or any successor plan, 100% of the then unvested Stock Option shall vest and become fully exercisable, provided the Optionee is then providing Employment for the Company.

3. Exercise of Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise the Stock Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the person or persons to whom the Stock Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”). Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid by cash or check acceptable to the Administrator, or, if legally permissible and permitted by the Administrator, (i) through the delivery of unrestricted shares of Stock that have a fair market value equal to the exercise price, subject to such minimum holding requirements, if any, as the Administrator may prescribe, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) at the election of the Optionee, by the Administrator’s holding back of shares from this Stock Option having a fair market value equal to the exercise price in payment of the exercise price of this Stock Option, (iv) by such other means, if any, as may be acceptable to the Administrator or (v) by any combination of the foregoing permissible forms of payment. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver shares hereunder unless and until it is satisfied as to the authority of such person to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option may be exercised (the “Final Exercise Date”) is the date which is the tenth (10th) anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

4. Treatment of the Stock Option Upon Cessation of Employment. Notwithstanding the foregoing, and subject to Section 2(b) above, the following rules will apply in all circumstances if an Optionee’s Employment ceases: automatically and immediately upon the cessation of Employment, the Stock Option will cease to be exercisable and will terminate, except that:

(a) Subject to clauses (b), (c) and (d) below, the Stock Option to the extent vested immediately prior to the cessation of the Optionee’s Employment will remain exercisable until the earlier of (A) the day that is three months after such cessation of Employment or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 4(a) will thereupon immediately terminate.

(b) Subject to clauses (c) and (d) below, the Stock Option, to the extent vested immediately prior to Optionee’s death, will remain exercisable until the earlier of (A) the first anniversary of the Optionee’s death or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 4(b) will thereupon immediately terminate.

(c) The Stock Option (whether or not vested) will terminate and be forfeited immediately prior to the cessation of Optionee’s Employment if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Optionee as to justify immediate termination of the Award or are otherwise determined by the Administrator to constitute cause.

(d) The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Optionee breaches any agreement with the Company or its subsidiaries with respect to non-competition, non-solicitation or confidentiality.

5. Share Restrictions, Etc. If at the time the Stock Option is exercised the Company or any of its stockholders is party to any agreement restricting the transfer of any outstanding shares of Stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or, if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).

6. Withholding. The exercise of the Stock Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No Shares will be transferred pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option shall have remitted to the Company in cash or by check an amount sufficient to satisfy any federal, state, or local withholding tax requirements or tax payments, or shall have made other arrangements satisfactory to the Company with respect to such taxes. The Administrator may, in its sole discretion, hold back Shares from an award or permit an Optionee to tender previously owned shares of Stock in satisfaction of tax withholding or tax payment requirements (but not in excess of the applicable minimum statutory withholding rate). The Optionee authorizes the Company and its Affiliates to withhold such amount from any amounts otherwise owed to the Optionee.

7. Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

9. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of the Stock Option has been made available to the Optionee. By exercising all or any part of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.

11. Definitions. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

12. General. For purposes of this Agreement and any determinations to be made by the Administrator, the determinations by the Administrator shall be binding upon the Optionee and any transferee.

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Executed as of the [•] day of [•],[•].

Company:	RXI PHARMACEUTICALS CORPORATION

By:
	Name:	[•]
	Title:	[•]

Optionee:

	Name:	[•]
	Address:	[•]

[Signature Page to Non-Statutory Option Agreement]

Schedule A

Vesting Schedule

[To be inserted.]